Dated the 8th day of July 2022

GLORY STANDARD LIMITED

and

RED SOLAR CAPITAL LIMITED

****

TENANCY AGREEMENT

****

註冊摘要編號 Memorial No.:
22071901220021
本文書於2022年7月19日在土地註冊處
以上述註冊摘要編號註冊。
This instrument was registered in the Land Registry by the above Memorial No. on 19 July 2022.

土地註冊處處長
Land Registrar

P.C. WOO & CO
SOLICITORS,
12TH FLOOR, PRINCE'S BUILDING,
10 CHATER ROAD CENTAL,
HONG KONG.
139573:EL:EKY:lsk

STAMP DUTY 14.7.22 33 33 HONG KONG

HONG KONG 00005.00 STAMP DUTY PAID

THIS AGREEMENT is made the 8th day of July Two Thousand and Twenty Two

BETWEEN the parties whose respective names, address and descriptions are more particularly described and set out in the First Schedule hereto.

WHEREBY IT IS MUTUALLY AGREED as follow :-

1. The Landlord shall let and the Tenant shall take ALL THOSE the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as "the said premises") Together with the right for the Tenant its licensees servants and all other persons authorized by it in common with the Landlord and all others having the like right to go pass and repass over and along the entrance halls staircases landings passages lift lobby and lifts in the building of which the said premises form part for the purpose of access to and egress from the said premises and all other rights of way (if any) easements and appurtenances thereto belonging for such term of years at such rent and in such manner more particularly described and set out in the Third Schedule hereto.

DUPLICATE or COUNTERPART Original Stamped with $

2. The Tenant hereby agrees with the Landlord as follows :-

   (a) To pay the said rent on the day and in the manner aforesaid without deduction.
   (b) To pay all water, gas, electricity, telephone charges and deposits (if any) and all other outgoings including but not limited to rates, Government rent, management fee and air-conditioning charges as may be revised from time to time in respect of the said premises.
   (c) To carry out and comply with all Ordinances, Regulations By-laws and Rules and all notices and requirements of the appropriate Government Authorities in connection with or in relation to the Tenant's business carried on in the said premises.
   (d) Not to carry on or cause or permit or suffer to be carried on in the said premises or any part thereof any offensive noisy or dangerous trade business manufacture or occupation nor to do or cause or permit or suffer to be done in or upon the said premises or suffer to be done in or upon the said premises or any part thereof anything which may or is likely to create any unnecessary noise or which may be or become a nuisance annoyance inconvenience damage or disturbance to the Landlord or to any of the tenants or of other property in the neighbourhood or in anywise affect the reputation of the said building or against the laws or regulations of Hong Kong.
   (e) To use the said premises as an office of Red Solar Capital Limited only and for no other

註冊摘要編號 Memorial No.: 22071901220021 DOC

purpose whatsoever and which user cannot be changed by the Tenant without the prior consent in writing of the Landlord which consent shall not be unreasonably withheld.

(f) Not to use the said premises or any part thereof nor allow the same to be used for any political illegal or immoral purposes.

(g) Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gunpowder saltpeter kerosene or other explosive or combustible substance or hazardous or dangerous goods in the said premises or any part thereof or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which will amount to breach or non-observance of all applicable Ordinances, statutory rules and regulations, or the covenants terms and conditions under which the said premises are held.

(h) Not to use or permit or suffer to be used the said premises or any part thereof as a factory or place of manufacture of laboratory or workshop or for the storage of goods or merchandise other than in such quantities consistent with the nature of its business.

(i) Not to place or leave or cause or permit or suffer to be placed or left in the entrance or any part of the passages of the said premises used in common with other tenants or occupiers of the said building which is not hereby exclusively let to the Tenant any box furniture or rubbish or any articles or thing whatsoever or otherwise incumber the same.

(j) Not to endanger or cause or permit or suffer to be endangered or dirty any structures, fixtures, decoration or installations outside the said premises, including mail chutes, garbage chutes, halls, passages, drainages, wells, walls, pillars and ceilings and to pay to the Landlord the costs and expenses incurred by it in repairing making good such damage or effecting any necessary cleansing due to the Tenant's default.

(k) The said premises shall not in any circumstances be used as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force.

(l) Not to allow any visitors, licensees, customers or invitees of the Tenant to stand or queue up at the common area of the said building.

(m) Not to make or permit any alteration to be made in the said premises nor to pull down, alter or remove any portion of the doors windows, partitions or fittings thereof nor to make any alterations to the structure or in the architectural features or facing or to the electrical installation thereof nor cut maim or injure nor suffer to be cut maimed or injured any doors windows walls partitions or fittings thereof without previous consent in writing of the Landlord which consent shall not be unreasonably withheld and delayed and to keep every part thereof (including the windows) with the fixtures and additions thereto in good and substantial repair (reasonable wear and tear excepted) and in such repair to yield up at the determination of the said term.

(n) To keep the interior of the said premises including all doors windows and the Landlord's fixtures in good clean tenantable substantial and proper repair and condition and to so repair,

restore and maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the said term in the like condition (fair wear and tear excepted).

(o) To take all precautions to protect the interior of the said premises against damage by fire, flood, bursting of pipes, storm or typhoon or the like and in the event of the Tenant's failing to take all such reasonable precautions to make good at the Tenant's expense any such damage as may be caused and to indemnify the Landlord fully against all claims demands actions and legal proceedings whatsoever that may be made upon the Landlord by any person in respect of any such damage.

(p) To repair or restore the interior of the said premises against damage by fire, storm or typhoon or the like at the Tenant's expense save and except for the public water pipes.

(q) To replace without delay all broken or damaged windows whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant at the Tenant's expense.

(r) To repair or replace if so required by the appropriate electricity supply company at the Tenant's expense, under the terms of the Electricity Supply Ordinance or any orders in council or Regulations made thereunder all the electrical installations and wiring from the meter or meters relating to and within the said premises save and except for the public electricity wires.

(s) To keep at all times during the said term at the expense of the Tenant such lavatories and water closets and the apparatus and equipment in connection therewith as will be allocated to the use (whether exclusively or in common with others) of the Tenant and/or its servants agents licensees and employees in good clean and tenantable state and in proper repair and condition.

(t) To permit the Landlord or its agents workers contractors and all persons authorized by it with or without appliances by prior appointment and at all reasonable times including without limitation, on Saturday and Sunday to enter upon the said premises to carry out any installation, maintenance, replacement, repair or other work which are required to be done to the said premises or any of the Landlord's fixtures, to test the electrical wiring, gas piping and/or other installations in, on or under the said premises and to view the condition thereof and to give notice in writing to the Tenant or leave such notice upon the said premises of all defects and wants of repair there found for which the Tenant is responsible and the Tenant shall with all expedition well and sufficiently repair and make good such defects and wants to repairs in accordance with such notice within 21 days after the giving of such notice. Provided that if the Tenant shall fail to carry out such repairs within the said time and to the satisfaction of the Landlord and Landlord may enter the said premises with workmen and materials and carry out the work itself and the costs and expenses reasonably incurred of the

same shall be repayable by the Tenant to the Landlord on demand. The Landlord shall not in any event be liable to the Tenant in connection with the carrying out of the aforesaid installation, maintenance, replacement, repair or other work.

(u) Except with the prior approval in writing of the Landlord not to affix exhibit or put up or display or cause or permit or suffer to be affixed exhibited put up or displayed any signboard, sign, decoration, illuminated signs, placard, poster or other advertisement whatsoever inside or outside the said premises or on any door wall or window thereof so that any such signboard, sign, decoration, illuminated signs or other things whatsoever may be visible from outside of the said building. Any approval to be granted by the Landlord to the Tenant shall be subject to such signboard, sign, decoration or illuminated signs to be affixed exhibited put up or displayed as directed by the Landlord and in such condition as the Landlord may think fit. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration, illuminated signs poster or placard or other advertisement which are affixed exhibited put up or displayed without such prior approval of the Landlord. Such approval shall not be unreasonably withheld and delayed.

(v) To observe and comply with the regulations or requirements stated in notice or announcements from time to time made or issued by the Landlord, the Manager or the management committee of the said building for the safety, maintenance, repair, servicing, replacement, installation and management of the said building and the facilities therein including the time and arrangement for operating the equipment, lighting and the use of the entrance passage ways and maintenance repair and installation works to be carried out to the said premises under the Deed of Mutual Covenant and Management Agreement governing the said building. The Landlord shall not in any event be liable to the Tenant in connection with the carrying out of the aforesaid installation, repair servicing, replacement, installation or other work by the Manager or the management committee of the said building.

(w) To perform and comply with the several stipulations terms and covenants which are negative in nature contained in the Deed of Mutual Covenant and/or Grant (if any) which apply to the said premises.

(x) Subject to Clause 2(e) hereinabove, not to assign transfer underlet or otherwise part with the possession of the said premises or any part thereof. For the avoidance of doubt, it is hereby agreed and declared that the tenancy shall be personal to the Tenant only and without in any way limiting of the generality of the foregoing any the following acts and events shall be deemed to be a breach of this sub-clause :

    (i) the lending sharing or other means whereby any person or company not being a party to this Agreement shall obtain the use possession occupation or enjoyment of the said premises or any part thereof unless the prior written consent of the Landlord has been obtained;

(ii) in the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(iii) in the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(iv) in the case of a tenant with is a corporation and take-over reconstruction amalgamation merger voluntary liquidation or change in the person or person who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(v) the giving by the Tenant of a Power of Attorney or similar authority whereby donee obtains the right to use possess occupy or enjoy the said premises or any part thereof whether the donee does or does not in fact use possess occupy or enjoy the same;

(vi) the change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(y) To pay to the Landlord on demand all costs incurred by the Landlord in cleaning, clearing repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus serving the said premises choked or stopped up owing to the careless or improper use or neglect by the Tenant.

(z) To indemnify the Landlord on demand against each loss, liability and cost arising from : (i) any breach of the covenants, stipulations, terms and conditions contained in this Agreement which are to be observed and performed by the Tenant; (ii) the use or occupation of the said premises; (iii) any alteration, addition, repair or other works carried out to the said premises; (iv) anything attached to or projecting from the said premises; or (v) the demand of payment of any rent in arrears or any outstanding sums payable by the Tenant under this Agreement and the enforcement of any other terms of this Agreement.

(aa) To forthwith notify the Landlord in writing of : (i) any loss, injury or damage that may be suffered to the said premises or to any person upon the said premises or any accident happening at the said premises; (ii) any defects in all the installations, fittings or fixtures of and in the said premises or other the installations, facilities of and in the said building; and (iii) full particulars of any notice served by the manager of the said building ("the Manager") or the Government or other competent authority and if such notice relates to matters for which the Tenant is responsible under this Agreement, to comply with the same as soon as possible and without delay.

(bb) To be liable for any act, default, negligence or omission of the contractors, employees, agents, invitees or licensees of the Tenant as if it were the act, default, negligence or omission of the Tenant.

(cc) Not to do anything which, in the reasonable opinion of the Landlord, may be or become a nuisance, annoyance, disturbance, inconvenience, danger or damage to the Landlord or occupiers of other premises in the said building or in any adjoining or neighbouring building.

(dd) Not to do anything which contravenes the rules and regulations from time to time in force of the Fire Services Department or other competent authorities concerned.

(ee) Not to use or permit or suffer to be used any toilet facilities whether shared with other tenants or occupiers of the said building or reserved exclusively for the use of the Tenant for any purpose other than for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal basin sink or other toilet fitting any foreign or deleterious substance of any kind.

3. The Landlord hereby agrees with the Tenant as follows :

(a) To permit the Tenant (duly paying the said rent and observing and performing the several terms and conditions herein contained and on the Tenant's part to be observed and performed) to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any person claiming through under or in trust for it.

(b) To pay the Property Tax in respect of the said premises during the said term.

(c) To keep or to procure the Manager to keep in proper repair and condition the exterior and main structure of the said premises.

4. PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED THAT :

(a) If the said rent and/or any other charges hereby stipulated or any part thereof shall be in arrear for 7 days (whether formally or legally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of the terms and conditions herein contained and on its part to be observed and performed or if the Tenant shall become subject to winding up or the Tenant stops or suspends payment of its debts or shall be unable to or admits its inability to pay its debits as they fall due or the Tenant otherwise becomes insolvent or makes any composition or arrangement with its creditors or suffer any distress or execution to be levied on its assets belongings or the Tenant continues to cause unnecessary annoyance, inconvenience or disturbance to the Landlord or other occupiers of the said building after the Landlord has served a written warning on the Tenant (persistent failure to pay rent and/or other charges as and when it falls due will be regarded as causing unnecessary annoyance, inconvenience or disturbance to the Landlord) or the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceedings to taken with respect of the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances as aforesaid, then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or

any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the said deposit will be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to any right of action of the Landlord in respect of any antecedent breach of the Tenant's terms and conditions herein contained. A written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise to such power notwithstanding any statutory or common law provisions to the contrary. Without prejudice to any rights of the Landlord contained in this Agreement, the Landlord shall have the right to charge interest at the rate of 2% per month on all arrears of rent and other charges from the date when it falls due and payable by the Tenant pursuant to this Agreement until the actual date of payment of such arrears of rent.

(b) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of its obligations hereunder.

(c) For the purpose of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and for the purpose of this Agreement the said rent and any other charges payable in respect of the said premises shall be deemed to be in arrear if not paid in advance at the time and in the manner set out in this Agreement and all costs of and incidental to any demand for the said rent or any other charges payable under this Agreement or any actions or distraint for recovery of the same shall be paid by the Tenant on a full indemnity basis and be recoverable from the Tenant as a debt.

(d) The Tenant shall deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the tenancy term pursuant to the terms hereof.

(e) During the two months immediately preceding the expiration of the said term, the Landlord shall be at liberty to affix and retain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as Landlord shall reasonably require and the Tenant shall permit persons with written authority from the Landlord or its agents at reasonable times of the day to view the said premises or any part thereof.

(f) Any notice required to be served hereunder shall be sufficiently served on the Tenant (being an individual) if delivered to him by post or left addressed to him at the said premises or at his last known address in Hong Kong or (being a corporation) if delivered to it by post or left addressed to it at the said premises or at its registered office in Hong Kong. A Notice sent by post shall be deemed to have been received by the Tenant at the time when in due course of post it would be delivered at the address to which it is sent.

(g) The Tenant shall not do or cause or permit or suffer to be done anything whereby the policy or policies of insurance on the said premises against damage by fire or against claims by third

parties for the time being subsisting may become void or voidable or that the premium on any such policy or policies may be increased and shall repay to the Landlord on demand such increased premium or proportion thereof.

(h) If any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the said premises (including doors windows and other fixtures) or through the neglect or default of the Tenant its servants agents visitors and workmen the Tenant shall be wholly responsible therefor and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

(i) For the purpose of this Agreement any act default or omission of the agents employees or servants of the Tenant or its visitors shall be deemed to be the act default or omission of the Tenant.

(j) The Landlord shall not be liable for any inconvenience or injury to the Tenant its servants licensees visitors or invitees (including tradesmen) caused by any break-down or defect in or by the defective or negligent working of the lifts (if any) or any equipment and fixtures in the said building or in the said premises.

(k) The Landlord shall not be under any liability whatsoever to the Tenant or any other persons whomsoever in respect of any damage sustained by the Tenant or such other persons as aforesaid caused through or in any way owing to the overflow of water from any part or portion of the said premises. The Tenant shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person whomsoever caused by or through or in any way owing to any such overflow of water as aforesaid from any part or portion of the said premises or caused by the negligence of the Tenant.

(l) If the said premises or any part thereof shall be destroyed or so damaged or rendered unfit for use by typhoon fire or any force majeure (not attributable to the fault or negligence of the Tenant) or become subject to a closure order or is inaccessible the said rent to a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall be again rendered fit for occupation and use or the said closure order shall have been uplifted PROVIDED ALWAYS that the Landlord shall be under no obligation to repair or reinstate the said premises or any part thereof so destroyed or damaged and if the said premises shall not be repaired or reinstated or become accessible or the said closure order is not uplifted within three months from the happening of any of the above events then either the Landlord or the Tenant may at any time thereafter give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the occurrence of such damage or destruction or other but without

prejudice to the rights of and remedies of either party against the other in respect of any antecedent claim or breach of covenant or of the Landlord in respect of the said rent until the coming into effect of the suspension.

(m) The Tenant hereby declares and acknowledges that the Tenant has not paid to the Landlord or any person on its behalf or otherwise any key or construction money or other premium whatsoever for the grant of this Agreement of the said premises.

(n) Each party shall pay its own legal costs and disbursements in connection with the preparation and signing of this Agreement but the stamp duty and registration fee (if any) payable on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares.

(o) The Landlord does not warrant that the said premises are fit for any particular purpose. The Tenant shall be responsible for obtaining all necessary permits from the appropriate Government authorities for the user of the said premises and shall at all times comply with all rules and regulations laid down by such authorities for giving such permits the Tenant shall indemnify the Landlord from and against all proceedings action fines damages claims and demands whatsoever which may arise as a result of the non-compliance by the Tenant of such rules and regulations or any of them.

(p) The Tenant shall on or before the signing of this Agreement pay to the Landlord by way of deposit the sum of HONG KONG DOLLARS ONE HUNDRED FORTY FOUR THOUSAND NINE HUNDRED AND EIGHT AND CENTS SIXTY FOUR ONLY (HK$144,908.64) (equivalent to three months' rental and three months' management fees and air-conditioning charges as well as one quarter of rates as at the commencement of the said term) as security for the due observance and performance of the terms and conditions herein contained. It is further agreed that the said sum of deposit shall be settled by way of transferring the deposit paid by the Tenant and held by the Landlord under the existing tenancy agreement of the said premises dated 31 July 2020 immediately prior to the commencement of the said term under this Agreement, any surplus will be refunded to the Tenant pursuant to the terms of the said existing tenancy agreement. In the event that at the time of such transfer the subsisting deposit thereof held by the Landlord under the said existing tenancy agreement is insufficient to settle in full the said deposit payable herein, as a condition precedent for the continuance of this Agreement and commencement of the said term, the Tenant shall immediately make payment to and deposit the shortfall thereof with the Landlord, failing which this Agreement shall be terminated forthwith and the deposit paid shall be forfeited to the Landlord and the Tenant shall deliver vacant possession of the said premises to the Landlord pursuant to the terms herein.

(q) After the determination of the said term and after the Tenant shall have duly delivered to the Landlord vacant possession of the said premises and PROVIDED THAT the said rent, rates, management fee, air-conditioning charges, Government rent and all sums of money to be

paid by the Tenant hereunder and all the terms and conditions herein contained and on the Tenant's part to be observed and performed shall have been duly paid observed and performed by the Tenant the Landlord shall within 14 days return to the Tenant the said deposit without interest.

(r) The Tenant hereby expressly agrees consents and authorises the Landlord to transfer the said deposit to the new owner(s) or purchaser(s) of the said premises in the event of the Landlord assigning or selling the said premises to a new owner(s) or purchaser(s) at any time during the continuance of this Agreement subject to and with the benefit of this Agreement, and the Landlord shall procure the new owner(s) or purchaser(s) to undertake to refund the said deposit to the Tenant in accordance with the terms and conditions of this Agreement. Further but without prejudice to the generality of the aforesaid, the Tenant shall within 14 days upon the request being made by the Landlord and at the cost and expense of the Landlord (if both parties shall retain the same solicitors, or each party shall pay his own solicitors costs and expenses if separately represented) enter into an Agreement or memorandum with the Landlord and/or the new owners) or purchaser(s) to effectuate the purpose as aforesaid.

5. The said premises are let and will be let to the Tenant on an "as is" basis in a "bare shell" condition with vacant possession. The Tenant shall not make or permit or suffer to be make any alteration addition or installation in the said premises unless otherwise first having obtained a licence or consent in writing of the Landlord thereto which licence or consent shall not be unreasonable withheld on conditions that such alteration addition or installation shall not contravene any terms of the Deed of Mutual Covenant and/or any law or regulation in Hong Kong. At the expiration or sooner determination of this Agreement the Tenant shall quietly yield up and deliver the said premises in a "bare shell" condition and in good, clean and tenantable repair and condition to the Landlord together with all keys giving access to all parts of the said premises Provided that the Tenant's obligations in respect of such removal or reinstatement under this clause may be released or varied by the Landlord notifying the Tenant in writing that the Landlord proposes, without payment of compensation, to retain all or any part of the Tenant's alterations, fixtures, fittings and additions (as the case may be). Without prejudice to the foregoings, the Tenant shall also remove all lettering and characters from all doors walls or shopfronts of the said premises and to make good any damage caused by such removal.

6. In this Agreement unless the context otherwise requires :

   (a) The singular shall include the plural and vice versa.

   (b) The masculine feminine or neuter gender shall include the others of them.

7. It is hereby declared that Messrs. P. C. Woo & Co., Solicitors act for the Landlord only. The Tenant is advised to seek independent legal advice regarding the entering into of this Agreement on terms and conditions herein

8. The parties hereto hereby agree that the terms or conditions or matters set out in the Fourth Schedule hereto shall apply to this Agreement and shall be incorporated as an integral part of this Agreement. In the event of any conflicts, the terms and conditions or matters set out in the Fourth Schedule shall prevail.

AS WITNESS the hands of the parties hereby the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD : GLORY STANDARD LIMITED whose registered office is situate at 16th Floor, Worldwide House, 19 Des Voeux Road Central, Hong Kong
Business Registration No.66983703

TENANT : RED SOLAR CAPITAL LIMITED (綽耀資本有限公司) whose registered office is situate at Unit 402B, 4/F, China Insurance Group Building, No.141 Des Voeux Road Central, Hong Kong
Business Registration No.67204299

THE SECOND SCHEDULE ABOVE REFERRED TO

The said premises :-

ALL THAT Unit 402B on 4th Floor, China Insurance Group Building (which said Unit is for identification purpose only shown and coloured pink on the plan hereto annexed), No.141 Des Voeux Road Central, No.73 Connaught Road Central, Nos.61-65 Gilman Street, Hong Kong ("the said building")

THE THIRD SCHEDULE ABOVE REFERRED TO

For the term commencing on the 1st day of August 2022 and expiring on the 31st day of July 2024 (both days inclusive) PAYING therefor during the first year of the said term the net monthly rent of HONG KONG DOLLARS FORTY THOUSAND TWO HUNDRED AND FORTY SIX ONLY (HK$40,246.00) and during the second year of the said term the net monthly rent of HONG KONG DOLLARS FORTY FIVE THOUSAND TWO HUNDRED AND FORTY SIX ONLY (HK$45,246.00) (exclusive of Government rent, rates, management fees, air-conditioning charges and all other outgoings) payable in advance on the 1st day of each and every calendar month without deduction whatsoever TOGETHER with an Option to Renew as set out under the Special Condition 1 of the Fourth Schedule hereto.

<u>THE FOURTH SCHEDULE ABOVE REFERRED TO</u>

<u>Special Conditions</u>

1. (a) The Tenant has an option to renew the said term for a further term of ONE (1) YEAR from the date of expiration of the original term created by this Agreement (hereinafter called the "**said expiry date**") pursuant to this Clause ("Option to Renew"). If the Tenant shall be desirous of exercising the Option to Renew, the Tenant shall no later than six (6) months before the said expiry date give to the Landlord notice in writing of its desire (hereinafter called the "**renewal notice**") and provided that there shall at that time and at the time of the said expiry date be no outstanding or existing breach or non-observance or non-performance of any of the agreements, stipulations, terms or conditions herein contained and on the part of the Tenant to be observed and performed, the Landlord shall grant to the Tenant a renewal of this tenancy for a further term of ONE (1) YEAR from the said expiry date (hereinafter called the "**renewed term**") at a revised monthly rent to be determined as hereinafter provided (hereinafter called the "**revised rent**") but otherwise subject to the same terms, covenants, conditions and provisions as are herein contained with the exception of this option to renew.

(b) The revised rent for the renewed term shall be the prevailing open market rental of the said premises to be determined in accordance with the provisions for rent review contained in sub-clause (c) of this Special Condition 1 Provided Always That such revised rent shall not in any event be less than the rent for the second year of the said term, i.e. HK$45,246.00 (exclusive of Government rent, rates, management fees, air-conditioning charges and all other outgoings) (hereinafter called the "**minimum rent**").

(c) Following the receipt of the Tenant's renewal notice in accordance with sub-clause (a) of this Special Condition 1, the Landlord and the Tenant shall, no later than sixty (60) days before the said expiry date, endeavour to agree in writing the revised rent, failing which either party shall, in default of agreement in the meantime upon the amount of the revised rent serve a notice upon the other calling for an independent surveyor (hereinafter called the "**Surveyor**") to be appointed to determine the revised rent. The Surveyor may be appointed by agreement between the Landlord and the Tenant or in default of agreement on such appointment within seven (7) days of the service of such notice, the President for the time being of the Hong Kong Institute of Surveyors shall be requested to appoint the Surveyor, being one who specializes in the valuation of premises in the same nature and use of the said premises to determine the same whose decision shall be final conclusive and binding on the parties hereto but subject always

to the minimum rent. In determining the revised rent the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rental for premises in similar buildings within the same district and having attributes comparable to those of the said premises obtainable at the time of commencement of the renewed term on the following assumptions that at the date :-

(i) the said premises are fit for immediate occupation and use and are in good repair and condition and that no work which has been carried out thereon by the Tenant has diminished the rental value of the said premises and that in case the said premises have been destroyed or damaged, they have been fully reinstated and restored;

(ii) the said premises are available for letting on the open market by a willing Landlord to a willing Tenant without a premium but with vacant possession and subject to the provisions of this tenancy (other than the monthly rent, the Tenant's share of the management fee and air-conditioning charges, the amount of the deposit and this Special Condition 1) for a term of years equivalent to the renewed term commencing on the date after the said expiry date; and

(iii) that the covenants herein contained on the part of the Tenant have been fully performed and observed.

(d) The fees, costs and expenses payable to the Surveyor including the cost of his appointment in respect of, and the other costs (if any) involved in, any determination made in pursuance of this Special Condition 1 shall be borne by the parties in equal share.

(e) The Tenant shall forthwith pay to the Landlord any difference between the revised rent and the monthly rent already paid by the Tenant in respect of the period between the said expiry date and the date of determination of the revised rent together with such sum as shall make up the security deposits paid by the Tenant in accordance with the provisions of this tenancy to the aggregate of three (3) months' revised rent and three (3) months' management fees and air-conditioning charges as well as one quarter of rates payable in respect of the said premises.

(f) If at the said expiry date the amount of the revised rent shall not for any reason have been determined in accordance with the provisions of this Special Condition 1 then the

Tenant shall continue to pay on account thereof the same monthly rent as was last payable under the original term created by this tenancy together with payment of the Government rent, rates, management fee, air-conditioning charges and all other outgoings and charges in respect of the said premises. The revised rent and relevant increase in security deposits shall become due and payable as soon as it is so determined.

(f) The Landlord and the Tenant shall enter into a new tenancy in respect of the renewed term, the revised rent, the revised deposit and the other terms and conditions determined pursuant to this Special Condition 1 ("renewal agreement"). Each party shall bear its own legal costs and expenses in relation to the preparation, approval, completion and execution of such new tenancy and the stamp duty and adjudication (if any) payable thereon shall be borne by the Landlord and the Tenant in equal shares.

2. (a) Notwithstanding any provision to the contrary contained in this Agreement, if the Tenant has exercise the option to renew pursuant to Special Condition 1 hereto and at any time during the said term or the renewed term, the Landlord shall decide whether alone or jointly with the others, to redevelop, renovate, refurbish or redesign the said premises or the floor and/or the building of which the said premises forms part or to sell or assign or transfer the said premises, or the floor and/or the building of which the said premises forms part or that there is proposed sale and purchase of the issued share capital of the Landlord or any agreement in respect of any of the aforesaid has been entered into, the Landlord shall be entitled to give six (6) months' notice in writing to the Tenant to determine the renewal agreement and at the expiry of such notice of termination everything contained under the renewal agreement shall cease and be void and the Tenant shall immediately deliver up vacant possession of the said premises to the Landlord and the Landlord shall return the security deposits to the Tenant in accordance with the terms of the renewal agreement.

(b) The Tenant shall not be entitled to claim against the Landlord for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Tenant whatsoever resulting therefrom but any such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any terms or stipulations herein contained.

(c) The expression "Landlord" in this Clause shall include the Landlord's successors in title and this Clause shall enure for the benefit of the Landlord's successors in title.

3. This Agreement supersedes any and all previous agreements between the parties hereto, and constitutes the entire agreement. Any representations, warranties, statements or agreements, whether orally or in writing, heretofore made relating to any of the matters referred to herein are hereby expressly negated and excluded unless hereafter otherwise agreed or confirmed by the parties in writing.

4. Except as expressly specified under this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any provision of this Agreement.

SIGNED by)
LAM ON TAI)
for and on behalf of the Tenant)
duly authorised by the Board of)
Directors in the presence of :-)

Red Solar Capital Limited

CHAN CHI FUNG LEO

K906486(9)

SIGNED by Mr. Tan Stephen)
Mr. Wong Kok Ho)
)
)
for and on behalf of the Landlord)
duly authorised by the Board of)
Directors in the presence of /)
whose signature is verified by:)

For and on behalf of
GLORY STANDARD LIMITED

Authorized Signature(s)

Ernesto Ng

RECEIVED on or before the day and year first)
)
above written from the Tenant the sum of)
)
HONG KONG DOLLARS ONE HUNDRED)
)
FORTY FOUR THOUSAND NINE HUNDRED)
)
AND EIGHT AND CENTS SIXTY FOUR ONLY)
)
(HK$144,908.64) being security deposit equivalent)
)
to 3 months' rental plus 3 months' management fees)
)
and air-conditioning charges and 1 quarter of)
)
rates))

For and on behalf of
GLORY STANDARD LIMITED

Authorized Signature(s)

THE LANDLORD

M.L. 395 R.P. & EXT.

CHINA INSURANCE GROUP BUILDING

141 DES VOEUX ROAD CENTRAL, SHEUNG WAN.



45408
[138'-10"]
F. LAV.
LIGHT WELL
M. LAV.
LAV.
D.
U.
LIFT LOBBY
CORRIDOR
LIFT HALL
UNIT 401
UNIT 402A FOYER
UNIT 402A2
UNIT 402B
UNIT 402A1
UNIT 403-4
FLAT ROOF
27127
[89']
23749
[77'-11"]
1829
[6']
46457
[152'-5"]
P

4th FLOOR PLAN

NOTE:

This drawing is issued for the identification of the property for lease only.

註冊摘要編號 M/N:16031002120328 A4C

註冊摘要編號 Memorial No.: 22071901220021 A4C